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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Life Financial Corp. on Form S-1 of our report dated February 7, 1997 (March 14, 1997 as to Note
16) on the financial statements of Life Savings Bank, Federal Savings Bank, appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the headings "The
Reorganization" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP

Costa Mesa, California
May 29, 1997